Exhibit 5.1

May 5, 2022

DraftKings Inc. 222 Berkeley Street, 5th Floor Boston, Massachusetts 02116

Re:	DraftKings Inc. Post-Effective Amendment on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to DraftKings Inc., a Nevada corporation formerly known as New Duke Holdco, Inc. (“New DraftKings”), in connection with the Post-Effective Amendment No. 6 on Form S-3 (the “Post-Effective Amendment”) filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2022, to the Registration Statement (File No. 333-238051) initially filed by DraftKings Inc., a Nevada corporation now known as DraftKings Holdings Inc. (“Old DraftKings”), as amended and supplemented through the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, prior to the Post-Effective Amendment, related to the resale from time to time of certain shares of Class A common stock, par value $0.0001 per share, of Old DraftKings (“Old DraftKings Class A Common Stock”) (A) to be offered and sold by selling securityholders as described in the Registration Statement (the “Selling Securityholder Shares”), (B) issued to the stockholders of a predecessor of Old DraftKings and to stockholders of SBTech (Global) Limited (“SBT”) pursuant to a business combination (the “Stock Consideration Shares”), and (C) issuable upon exercise of (i) certain private placement warrants described in the Registration Statement ("Private Placement Warrants"), (ii) certain public warrants and PIPE Warrants (as defined in the Registration Statement), (iii) options awarded under Old DraftKings’ 2017 Equity Incentive Plan (the “2017 Plan”), (iv) options awarded under Old DraftKings’ 20212 Stock Option & Restricted Stock Incentive Plan (the “2012 Plan”) and (v) options awarded under SBT’s 2011 Global Share Option Plan (the “SBT Plan” and together with the 2017 Plan and the 2012 Plan, the “Plans”). The Post-Effective Amendment relates to certain merger transactions pursuant to the Agreement and Plan of Merger, dated as of August 9, 2021 (the “Merger Agreement”), by and among Old DraftKings, Golden Nugget Online Gaming, Inc., a Delaware corporation, New DraftKings, Duke Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of New DraftKings ("DraftKings Merger Sub"), and Gulf Merger Sub, Inc., whereby, among other transactions, DraftKings Merger Sub merged with and into Old DraftKings (the “DraftKings Merger”) and Old DraftKings thereby became a direct wholly-owned subsidiary of New DraftKings.

Greenberg Traurig, LLP | Attorneys at Law

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www.gtlaw.com

DraftKings Inc.

May 5, 2022

Pursuant to or in connection with the DraftKings Merger, among other actions, (i) each issued and outstanding share of Old DraftKings Class A Common Stock (other than certain excluded shares), including each Selling Securityholder Share, was converted into one share of Class A common stock, par value $0.0001 per share, of New DraftKings (“New DraftKings Class A Common Stock”) (the shares of New DraftKings Class A Common Stock into which the Selling Securityholder Shares were converted are hereinafter referred to as the “New DraftKings Resale Shares”), (ii) the outstanding Private Placement Warrants were converted into warrants to acquire shares of New DraftKings Class A Common Stock (the shares of New DraftKings Class A Common Stock issuable pursuant to such Private Placement Warrants are hereinafter referred to as the “New DraftKings Private Warrant Shares”), and (iii) the outstanding options to acquire Old DraftKings Class A Common Stock awarded pursuant the Plans were converted into options to acquire New DraftKings Class A Common Stock (the shares issuable pursuant to such converted options are hereinafter referred to as the “New DraftKings Equity Award Shares”). No further Stock Consideration Shares were issuable, nor were any shares further issuable pursuant to the public warrants or the “Old DK Warrants” (as defined in the registration statement) at the time of the DraftKings Merger or the filing of the Post-Effective Amendment. Accordingly, New DraftKings became the successor to Old DraftKings with respect to the Registration Statement for purposes of Rule 414 under the Securities Act.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Post-Effective Amendment; (ii) the Merger Agreement; (iii) the Amended and Restated Articles of Incorporation of New DraftKings; (iv) the bylaws of New DraftKings; (v) the form of Amended and Restated Bylaws of New DraftKings; (vi) resolutions adopted by the boards of directors of Old DraftKings and New DraftKings; and (vii) the Articles of Merger relating to the DraftKings Merger. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

In our examination, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Merger Agreement is a valid and binding obligation of New DraftKings; (v) the Registration Statement, and any amendments thereto (including the Post-Effective Amendment and any other post-effective amendments), have become effective and comply with all applicable laws; and (vi) all New DraftKings Equity Award Shares will be issued and delivered in accordance with the applicable Plan, and in the manner specified in the Registration Statement and the Post-Effective Amendment.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of New DraftKings and others and of public officials.

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the New DraftKings Resale Shares are validly issued, fully paid and non-assessable, (ii) when issued and delivered against payment therefor in accordance with the terms and conditions of the Private Placement Warrants, the New DraftKings Private Warrant Shares will be validly issued, fully paid and non-assessable, and (iii) when issued and delivered against payment therefor in accordance with the terms and conditions of the applicable Plan, the New DraftKings Equity Award Shares will be validly issued, fully paid and non-assessable.

Greenberg Traurig, LLP | Attorneys at Law

www.gtlaw.com

DraftKings Inc.

May 5, 2022

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law

www.gtlaw.com